Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached as an exhibit (the “Form 8-K”) and, if not defined in the Form 8-K, the definitive proxy statement/prospectus dated August 12, 2025 and filed by Denali with the U.S. Securities and Exchange Commission (the “SEC”) on August 13, 2025.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 present the combined financial information of Denali and Semnur after giving effect to the Business Combination and related adjustments described in the accompanying notes. Denali and Semnur are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as “New Semnur.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786. The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 give pro forma effect to the Business Combination as if it had occurred on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives pro forma effect to the Business Combination as if it was completed on June 30, 2025. The unaudited pro forma condensed combined financial information has been prepared to reflect transaction accounting and autonomous entity adjustments to present the results of operations as if New Semnur were an independent and separate standalone entity.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the audited historical financial statements of each of Denali and Semnur as of and for the year ended December 31, 2024, and the related notes thereto;

•	the unaudited historical financial statements of each of Denali and Semnur as of and for the six months ended June 30, 2025, and the related notes thereto; and

•

other information related to Denali and Semnur, including the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Denali” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Semnur” and other financial information included elsewhere in and/or incorporated by reference into the Form 8-K.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined companies. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Autonomous entity adjustments are presented as Semnur has historically operated as part of Scilex and anticipates utilizing certain employees of Scilex to operate its business as a standalone reporting entity pursuant to the Transition Services Agreement that was executed in connection with closing of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On August 30, 2024, Denali entered into the Merger Agreement with Merger Sub and Semnur. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub merged with and into Semnur and with Semnur becoming a wholly owned subsidiary of Denali. On September 3, 2025, the Business Combination was

approved by a Denali shareholder vote and was completed on September 22, 2025 (the “Closing”). In connection with the consummation of the Business Combination, Denali was renamed as “Semnur Pharmaceuticals, Inc.” (“New Semnur”).

At the Closing, (i) each outstanding share of Legacy Semnur Common Stock as of immediately prior to the Effective Time (other than shares held by Semnur or its subsidiaries or shares the holders of which exercise dissenters’ rights of appraisal) was cancelled in exchange for the right to receive a number of shares of New Semnur Common Stock equal to the Exchange Ratio (as defined below), (ii) each outstanding share of Legacy Semnur Preferred Stock as of immediately prior to the Effective Time was cancelled in exchange for the right to receive (a) one share of New Semnur Series A Preferred Stock and (b) one-tenth of one share of New Semnur Common Stock, and (iii) given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting, each Legacy Semnur Option that was outstanding as of immediately prior to the Effective Time was converted into the right to receive a New Semnur Option except that (x) such New Semnur Option is related to that whole number of shares of New Semnur Common Stock (rounded down to the nearest whole share) equal to the number of shares of Legacy Semnur Common Stock subject to such option, multiplied by the Exchange Ratio, and (y) the exercise price per share for each such share of New Semnur Common Stock is equal to the exercise price per share of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent).

Shares of Legacy Semnur Common Stock and Legacy Semnur Options were converted to shares of New Semnur Common Stock based on the “Exchange Ratio,” which means an amount equal to 1.25, being the amount equal to the quotient of (i) the Merger Consideration (as defined below), divided by (ii) the sum of (A) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued and outstanding as of the date of the Merger Agreement (which number is 200,000,000 shares) plus (B) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued after the date of the Merger Agreement and outstanding immediately prior to the Effective Time. At the Effective Time, 200,000,000 shares of New Semnur Common Stock were beneficially owned by Scilex, as Semnur’s controlling stockholder, and 30,500,000 Consultant Shares were issued to consultants and other service providers. 50,000,000 shares of New Semnur Common Stock constituting a portion of the Merger Consideration, were reserved for the holders of New Semnur Options.

The Merger Consideration transferred to Semnur stockholders and holders of Semnur stock options (given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting) at Closing was 280,500,000 shares of New Semnur Common Stock, which is equal to the quotient of (i) the sum of (A) $2.5 billion plus (B) the product of (1) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued after the date of the Merger Agreement and outstanding immediately prior to the Effective time multiplied by (y) 1.25 multiplied by (2) $10.00, divided by (ii) $10.00.

The unaudited pro forma condensed combined financial information contained herein incorporates the results of Denali’s public shareholders having elected to redeem 30,110 shares of their public shares for approximately $0.4 million in cash based upon actual redemptions as of the Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2025

(in thousands, except share and per share amounts)

	Denali Capital Acquisition Corp (Historical)	Semnur Pharmaceuticals, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$—	$55	$(678)	A	$18,996
			20,000	L
			(381)	M
Accounts receivable, net	—	—	—		—
Restricted cash, current	—	—	—		—
Prepaid expenses	14	—	—		14
Other current assets	—	8,335	(8,335)	B	—

Total current assets	14	8,390	10,606		19,010
Cash held in Trust Account	548	—	(548)	C	—
Property and equipment, net	—	689	—		689

Total assets	$562	$9,079	$10,058		$19,699

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,092	$—	$(797)	D	$4,295
Accrued expenses and other current liabilities	78	1,355	2,724	E1	4,157
Accrued expenses—related party	110	—	14	E2	124
Note payable—other	1,398	—	2,257	E3	3,655
Note payable—related party	1,590	—	(913)	E4	677

Total current liabilities	8,268	1,355	3,285		12,908
Related party loan	—	52,172	(52,172)	F	—
Deferred underwriting commissions	2,888	—	(2,888)	G	—

Total liabilities	11,156	53,527	(51,775)		12,908

Common shares subject to possible redemption	548	—	(548)	H	—
Contingently redeemable preferred stock	—	—	—		—
Denali Capital Acquisition Corp Class A Ordinary Shares	—	—	—		—
Denali Capital Acquisition Corp Class B Ordinary Shares	—	—	—		—
New Semnur Preferred stock	—	—	1	I	1
New Semnur Common Stock	—	—	20	I	20
Semnur Pharmaceuticals, Inc. Common Stock	—	2	(2)	I	—
Additional paid-in capital	—	72,598	31,430	J	124,028
			20,000	L
Accumulated other comprehensive income (loss)	—	—	—		—
Retained earnings (accumulated deficit)	(11,142)	(117,048)	10,932	K	(117,258)

Total stockholders’ equity (deficit)	(11,142)	(44,448)	62,381		6,791

Total liabilities and stockholders’ equity (deficit)	$562	$9,079	$10,058		$19,699

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2025

(in thousands, except share and per share amounts)

	Denali Capital Acquisition Corp (Historical)	Semnur Pharmaceuticals, Inc. (Historical)	Autonomous Entity Adjustments (Note 1)	Pro Forma Transactions Accounting Adjustment		Pro Forma Combined
Operating Expenses
Research and development	$—	$689	$69	$—		$758
Selling, general and administrative	621	975	1,303	69,744	AA	72,643

Total operating expenses	621	1,664	1,372	69,744		73,401

Loss from operations	(621)	(1,664)	(1,372)	(69,744)		(73,401)

Interest and other income, net	55	—	—	(55)	AB	—
Income from investments held in Trust Account	(97)	—	—	97	AC	—

Income (loss) before income taxes	(579)	(1,664)	(1,372)	(69,786)		(73,401)

Income taxes (benefit) expense	—	—	—	—		—

Net income (loss)	$(579)	$(1,664)	$(1,372)	$(69,786)		$(73,401)

Weighted average shares outstanding, used in computing net loss per share attributable to Semnur, Inc., basic and diluted		160,000,000
Net loss per share attributable to Semnur, Inc., basic and diluted		(0.01)
Weighted average shares outstanding - Redeemable ordinary shares, basic and diluted	433,193
Net loss per share - Redeemable ordinary shares, basic and diluted	0.09
Weighted average shares outstanding - Non-redeemable ordinary shares, basic and diluted	2,572,500
Net loss per share - Non-redeemable ordinary shares, basic and diluted	(0.24)
Weighted average shares outstanding - New Semnur, basic and diluted						234,990,978
Net loss per share - New Semnur, basic and diluted						(0.31)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in thousands, except share and per share amounts)

	Denali Capital Acquisition Corp (Historical)	Semnur Pharmaceuticals, Inc. (Historical)	Autonomous Entity Adjustments (Note 1)	Pro Forma Transactions Accounting Adjustment		Pro Forma Combined
Operating Expenses
Research and development	$—	$1,709	$171	$—		$1,880
Selling, general and administrative	1,649	2,981	2,436	583,690	AA	590,756

Total operating expenses	1,649	4,690	2,607	583,690		592,636

Loss from operations	(1,649)	(4,690)	(2,607)	(583,690)		(592,636)

Interest and other income, net	96	—	—	(96)	AB	—
Income from investments held in Trust Account	(1,578)	—	—	1,578	AC	—

Income (loss) before income taxes	(167)	(4,690)	(2,607)	(585,172)		(592,636)
Income taxes (benefit) expense	—	—	—	—		—

Net income (loss)	$(167)	$(4,690)	$(2,607)	$(585,172)		$(592,636)

Weighted average shares outstanding, used in computing net loss per share attributable to Semnur, Inc., basic and diluted		160,000,000
Net loss per share attributable to Semnur, Inc., basic and diluted		(0.03)
Weighted average shares outstanding - Redeemable ordinary shares, basic and diluted	2,722,627
Net loss per share - Redeemable ordinary shares, basic and diluted	0.32
Weighted average shares outstanding - Non-redeemable ordinary shares, basic and diluted	2,572,500
Net loss per share - Non-redeemable ordinary shares, basic and diluted	(0.40)
Weighted average shares outstanding - New Semnur, basic and diluted						234,990,978
Net loss per share - New Semnur, basic and diluted						(2.52)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination

On August 30, 2024, Denali entered into the Merger Agreement with Merger Sub and Semnur. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub merged with and into Semnur and with Semnur becoming a wholly owned subsidiary of Denali. On September 3, 2025, the Business Combination was approved by a Denali shareholder vote and was completed on September 22, 2025 (the “Closing”). In connection with the consummation of the Business Combination, Denali was renamed as “Semnur Pharmaceuticals, Inc.” (“New Semnur”).

At the Closing, (i) each outstanding share of Legacy Semnur Common Stock as of immediately prior to the Effective Time (other than shares held by Semnur or its subsidiaries or shares the holders of which exercise dissenters’ rights of appraisal) was cancelled in exchange for the right to receive a number of shares of New Semnur Common Stock equal to the Exchange Ratio (as defined below), (ii) each outstanding share of Legacy Semnur Preferred Stock as of immediately prior to the Effective Time was cancelled in exchange for the right to receive (a) one share of New Semnur Series A Preferred Stock and (b) one-tenth of one share of New Semnur Common Stock, and (iii) given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting, each Legacy Semnur Option that was outstanding as of immediately prior to the Effective Time was converted into the right to receive a New Semnur Option except that (x) such New Semnur Option is related to that whole number of shares of New Semnur Common Stock (rounded down to the nearest whole share) equal to the number of shares of Legacy Semnur Common Stock subject to such option, multiplied by the Exchange Ratio, and (y) the exercise price per share for each such share of New Semnur Common Stock is equal to the exercise price per share of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio (rounded up to the nearest whole cent).

Shares of Legacy Semnur Common Stock and Legacy Semnur Options were converted to shares of New Semnur Common Stock based on the “Exchange Ratio,” which means an amount equal to 1.25, being the amount equal to the quotient of (i) the Merger Consideration (as defined below), divided by (ii) the sum of (A) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued and outstanding as of the date of the Merger Agreement (which number is 200,000,000 shares) plus (B) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued after the date of the Merger Agreement and outstanding immediately prior to the Effective Time. At the Effective Time, 200,000,000 shares of New Semnur Common Stock were beneficially owned by Scilex, as Semnur’s controlling stockholder, and 30,500,000 Consultant Shares were issued to consultants and other service providers. 50,000,000 shares of New Semnur Common Stock constituting a portion of the Merger Consideration, were reserved for the holders of New Semnur Options.

The Merger Consideration transferred to Semnur stockholders and holders of Legacy Semnur Options (given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting) at Closing was 280,500,000 shares of New Semnur Common Stock, which is equal to the quotient of (i) the sum of (A) $2.5 billion plus (B) the product of (1) the aggregate number of shares of Legacy Semnur Common Stock and Legacy Semnur Options issued after the date of the Merger Agreement and outstanding immediately prior to the Effective time multiplied by (y) 1.25 multiplied by (2) $10.00, divided by (ii) $10.00.

Concurrently with the execution of the Merger Agreement, Scilex and Legacy Semnur entered into the Debt Exchange Agreement, pursuant to which Scilex shall contribute to Legacy Semnur all amounts (including accrued and unpaid interest thereon, if any) for the Outstanding Indebtedness, in exchange for the issuance by Legacy Semnur to Scilex of that number of shares of Legacy Semnur Preferred Stock (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) that is equal to (a) the sum of the aggregate amount of the Outstanding Indebtedness and the amount that is equal to 10% of such aggregate amount of the Outstanding Indebtedness divided by (b) $11.00 (rounded up to the nearest whole share). As described elsewhere in the Current Report on Form 8-K, at the Effective Time, each share of Legacy Semnur Preferred Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive, without interest, one share of New Semnur Series A Preferred Stock and one-tenth of one share of New Semnur Common Stock. The Outstanding Indebtedness as of immediately prior to the closing of the Business Combination was $54,236,058 which was exchanged for an aggregate 5,423,606 shares of Legacy Semnur Preferred Stock prior to the Effective Time pursuant to the Debt

Exchange Agreement, and then at the Effective Time, such shares were exchanged for 5,423,606 shares of New Semnur Series A Preferred Stock and 542,361 shares of New Semnur Common Stock.

In connection with the execution and delivery of the Merger Agreement, the Sponsor and Scilex entered into the Sponsor Interest Purchase Agreement (“SIPA”). Pursuant to the SIPA, Scilex purchased certain shares of Denali that were held by the Sponsor. The aggregate consideration for the purchase and sale of such shares is as follows: (i) $2,000,000, the Cash Consideration and (ii) 300,000 Scilex Shares (which number was adjusted to 8,571 shares to reflect the reverse stock split of Scilex common stock that was effected on April 15, 2025). Pursuant to the SIPA, Scilex has paid the Cash Consideration on the Signing Date. Pursuant to a Satisfaction and Discharge of Indebtedness Agreement, dated September 22, 2025, between the Sponsor, Denali and Scilex, among other things, the Sponsor received $213,932.16 payment in lieu of the Scilex Shares.

Prior to the Effective Time, Denali caused the Domestication to become effective, upon which each Denali Class A Ordinary Share and Class B Ordinary Share converted automatically, on a one-for-one basis, into one share of New Semnur Common Stock.

Each of the warrants to acquire one share of New Semnur Common Stock (“New Semnur Warrants”) will become exercisable at $11.50 per share, subject to adjustment, on October 22, 2025; provided that New Semnur has an effective registration statement under the Securities Act covering the issuance of the New Semnur Common Stock issuable upon exercise of such warrants and a current prospectus relating to them is available (or New Semnur permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Warrant Agreement between VStock, as warrant agent, and Denali). The New Semnur Warrants will expire at 5:00 p.m., New York City time, five years after the consummation of the Business Combination or earlier upon redemption or liquidation. On the exercise of any New Semnur Warrant, the warrant exercise price will be paid directly to New Semnur.

On August 20, 2025, Semnur and Denali entered into a securities purchase agreement (the “PIPE SPA”) with the investor named therein (the “PIPE Investor”), pursuant to which the investor agreed to purchase 1,250,000 shares of New Semnur Common Stock, par value $0.0001 per share, at a price of $16.00 per share, for an aggregate purchase price of $20.0 million upon consummation of the Business Combination. On September 22, 2025, the PIPE SPA was amended to provide that unless such agreement was terminated pursuant to its terms (or otherwise by mutual agreement of the parties thereto), the closing would occur not later than the 14th business day following the closing of the Business Combination, subject to the satisfaction or waiver of the closing conditions set forth therein.

Net tangible assets consist of the Company’s total assets (excluding any goodwill or intangibles), less any liabilities outstanding after the Closing.

(in thousands)
Total Assets	$19,699
Less: Total Liabilities	12,908

Net Tangible Assets	$6,791

The following summarizes the pro forma ownership of New Semnur Common Stock following the Business Combination. As noted below in footnote 5, this table does not reflect shares of New Semnur Series A Preferred Stock that may be issued because such shares are not convertible into shares of New Semnur Common Stock.

Holders	Shares	Ownership %
Denali public shareholders	13,629	0.01%
Denali initial shareholders	1,562,500	0.66%
Shares Underlying the Private Units	510,000	0.22%
Scilex Holding Company(1)	201,054,849	85.56%
Consultant Fees Paid in Shares(2)	30,500,000	12.98%
PIPE Investor(3)	1,250,000	0.53%
Underwriters Fees Paid in Shares(4)	100,000	0.04%

Total Number of Shares(5)	234,990,978	100.0%

(1)

The number of shares of New Semnur Common Stock held by Scilex at the Closing is based on the following: (a) 200,000,000 shares of New Semnur Common Stock, representing the Merger Consideration payable to Scilex as the controlling stockholder of Semnur, (b) 542,361 shares of New Semnur Common Stock, representing the Preferred Consideration payable to Scilex, (c) 500,000 shares of New Semnur Common Stock, representing the 500,000 Class B Ordinary Shares held by Scilex which were exchanged for shares of New Semnur Common Stock in the Business Combination, and (d) 12,488 shares of New Semnur Common Stock issued upon conversion of the convertible promissory note dated August 9, 2024, by and between Denali and Scilex in the total principal amount of $124,884, which bears no interest and was converted in whole into additional Denali Class A Ordinary Shares at a conversion price of $10.00 per ordinary share.

(2)

The number of shares of New Semnur Common Stock held by the consultants and other service providers pursuant to the Consulting Services Agreements is based on an aggregate of 24,400,000 shares of Legacy Semnur Common Stock held by such consultants and other service providers immediately prior to the Closing, which shares were converted into an aggregate of 30,500,000 shares of New Semnur Common Stock in connection with the Business Combination pursuant to the terms of the Merger Agreement.

(3)

Represents the aggregate number of shares of New Semnur Common Stock expected to be issued to the PIPE Investor pursuant to the PIPE SPA. On September 22, 2025, the PIPE SPA was amended to provide that unless such agreement was terminated pursuant to its terms (or otherwise by mutual agreement of the parties thereto), the closing of the transactions contemplated thereby would occur not later than the 14th business day following the closing of the Business Combination, subject to the satisfaction or waiver of the closing conditions set forth therein.

(4)

Represents the aggregate number of shares of New Semnur Common Stock issued to the Denali Underwriters pursuant to (a) the Satisfaction and Discharge of Indebtedness Agreement entered into between Denali and D. Boral Capital LLC (f/k/a EF Hutton) on September 22, 2025, and (b) the Satisfaction and Discharge of Indebtedness Agreement entered into between Denali and US Tiger Securities, Inc. on September 22, 2025.

(5)

The total number of shares at the Closing exclude the potential dilutive effect of the following securities because it is unknown whether such securities will ever be exercised for shares of New Semnur Common Stock: (a) 8,760,000 New Semnur Warrants outstanding, and (b) 50,000,000 options to acquire shares of New Semnur Common Stock that were issued to Legacy Semnur Option holders in connection with the Business Combination given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting. Similarly, 5,423,606 shares of New Semnur Series A Preferred Stock that were issued to Scilex in connection with the Business Combination are also excluded because such shares are not convertible into shares of New Semnur Common Stock.

On September 22, 2025, New Semnur entered into employment agreements with Jaisim Shah, Chief Executive Officer and President of New Semnur, Henry Ji, Ph.D., Executive Chairperson of New Semnur and Stephen Ma, Chief Financial Officer, Senior Vice President and Secretary of New Semnur.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

There are no autonomous entity adjustments made to the unaudited pro forma condensed combined balance sheet as of June 30, 2025 as management does not anticipate any net asset impact to be derived from certain contractual arrangements, such as the Transition Services Agreement and the new executive employment agreements, executed in connection with the closing of the Business Combination.

Autonomous Entity Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The autonomous entity adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024 reflect adjustments to the estimated incremental portion of the cost of transition services to be provided by Scilex, pursuant to the Transition Services Agreement entered with Scilex, as well as the impact of new executive employment agreements executed upon closing of the Business Combination. Since Semnur has historically operated as part of Scilex and the amounts associated with these transition services were allocated to Semnur’s historical financial statements at cost, these adjustments are comprised of the incremental 10% mark-up of the estimated cost for these services in accordance with the executed Transition Services Agreement, and are necessary to establish New Semnur as an autonomous entity subsequent to the Business Combination. No adjustment to income tax expense is needed to account for the impact of autonomous entity adjustment based on New Semnur’s estimated annual effective tax rate for the year ended December 31, 2024 and New Semnur having a full valuation allowance on its net deferred tax asset.

Accounting Treatment for the Business Combination

The Business Combination was accounted for as a reverse recapitalization. Because Scilex controlled Semnur before the Business Combination and will also control New Semnur following the Business Combination, Denali was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Semnur issuing stock for the net assets of Denali, accompanied by a recapitalization whereby the net assets of Denali will be stated at historical cost and no goodwill or other intangible assets are recorded. Transaction costs incurred by Semnur which are incremental costs and directly attributable to the proposed Business Combination were deferred and charged against the proceeds of the transaction instead of expensed. Denali’s transaction costs incurred prior to the Closing are recognized as expenses in Denali’s separate financial statements and, upon the Closing, treated as a reduction of the net cash proceeds and deducted from the New Semnur’s additional paid-in capital. Operations prior to the Business Combination will be those of Semnur.

In addition the Business Combination was accounted as a reverse recapitalization based on the following facts and circumstances:

•	Scilex has the largest voting interest in New Semnur immediately after the Business Combination;

•	individuals designated by, or representing, Scilex constitute all of the members of the New Semnur Board immediately after the Business Combination;

•	Semnur management continues to hold executive management positions in New Semnur and be responsible for the day-to-day operations;

•	the post-combination company assumed the name “Semnur Pharmaceuticals, Inc.”;

•	the operations of Semnur comprises the ongoing operations of New Semnur; and

•	New Semnur is maintaining the existing office facilities of Semnur.

Note 2 — Accounting Policies

Following the consummation of the Business Combination, we will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, we may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on our initial analysis, we did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 — Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma Denali financial results, as it expects to maintain a full valuation allowance against its U.S. deferred tax assets. The unaudited pro forma information does not purport to project the future financial position or operating results of New Semnur. The pro forma adjustments for the Business Combination included in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are as follows:

(A)	Reflects the impact to Cash of the following items:

(in thousands)
Reclassification of Investments Held in Trust Account	$538
Additional funding provided by Scilex to Semnur(1)	2,064
Payment of estimated transaction costs incurred by Denali and Semnur subsequent to the balance sheet date	(1,749)
Payment of deferred underwriting commissions and legal fees as of balance sheet date at Closing	(350)
Net cash repayment of Denali promissory notes as of Closing(2)	(1,181)

Total	$(678)

(1)

Represents additional contributions from Scilex to Semnur which increased the Aggregate Outstanding Amount converted under the Debt Exchange Agreement. The additional contributions reflect the additional amounts contributed by Scilex subsequent to June 30, 2025. As a result of these additional contributions under the Debt Exchange Agreement subsequent to June 30, 2025, Scilex received 206,379 shares of New Semnur Series A Preferred Stock and 20,638 shares of New Semnur Common Stock upon Closing. The corresponding impact of the additional contributions is reflected as part of the recapitalization of Semnur.

(2)	Represents the net cash outflow in connection with the additional drawdown and repayment of the Denali convertible promissory notes at Closing.

(B)	Reflects the reclassification of $8.3 million of deferred transaction costs to additional paid-in capital.

(C)	Reflects the reclassification of Investments Held in the Trust Account.

(D)	Reflects the repayment of Denali’s accounts payable and accrued offering costs and expenses subsequent to the balance sheet date.

(E)	Reflects certain transaction accounting adjustments to pro forma combined current liabilities as follows:

(E1) Reflects the impact of transaction costs incurred subsequent to the balance sheet date to accrued expenses and other current liabilities.

(in thousands)
Transaction expenses incurred by Denali and Semnur subsequent to the balance sheet date	$2,717
Additional accrued interest incurred as of Closing due to Denali promissory note issued to FutureTech Capital LLC	7

Total	$2,724

(E2) Reflects the impact of additional accrued interest from the Denali promissory note issued to Sponsor at Closing to accrued expenses – related party.

(E3) Reflects the reclassification of deferred underwriting commissions and partial settlement of Denali promissory notes at Closing as illustrated in the table below:

(in thousands)
Reclass of deferred underwriting commissions and legal fees to Note Payable, net of payment made at Closing	$2,650
Additional drawdown of Denali promissory note issued to Scilex subsequent to the balance sheet date	2
Additional advances owed to Scilex at Closing	70
Reflects partial share settlement of Denali promissory note issued to Scilex at Closing	(125)
Reflects partial cash repayment of Denali promissory note issued to FutureTech Capital LLC at Closing	(340)

Total	$2,257

(E4) Reflects net cash payment of Denali promissory note issued to Sponsor as of Closing.

(F)	Reflects the conversion of the Related Party Loan due to Scilex to equity.

(G)	Reflects the reclassification of deferred underwriting commissions and legal fees to Note Payables.

(H)

Reflects the impact to Denali redeemable common stock after final redemption of 30,110 public shares in September 2025 and subsequent reclass of remaining carrying value from temporary equity to permanent equity at Closing.

(I)

Reflects conversion and recapitalization of Legacy Semnur Common Stock and Legacy Semnur Preferred Stock into New Semnur Common Stock and New Semnur Class A Preferred Stock pursuant to the Merger Agreement.

(J)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

(In thousands)
Elimination of Historical Denali Retained Earnings	$(11,142)
Represents reclassification of deferred transaction costs incurred by Semnur as of balance sheet date	(8,335)
Represents estimated transaction costs incurred by Denali and Semnur subsequent to the balance sheet date	(3,459)
Represents additional paid in capital for elimination of deferred underwriting commissions and legal fees	(112)
Represents reclassification of cash held in trust	(10)
Represents additional paid in capital to record settlement of note extension net of additional accrued interest	104
Reclassification of Denali redeemable common stock	167
Reflects recapitalization of Semnur(1)	54,217

Total	$31,430

(1)	The adjustment to additional paid-in capital for recapitalization of Semnur is derived as follows:

(In thousands)
Additional funding provided by Scilex to Semnur subsequent to the balance sheet date (see (A) above)	$2,064
Plus: Elimination of Related Party Loan as of balance sheet date (see (F) above)	52,172
Plus: Elimination of historical par value Legacy Semnur Common Stock (see (I) above)	2
Less: Par value of New Semnur Common Stock issued to Scilex	(20)
Less: Par value of New Semnur Preferred Stock issued to Scilex	(1)

Total	$54,217

(K)	Reflects pro forma adjustments to accumulated deficit as follows:

(In thousands)
Represents estimated transaction costs incurred by Semnur subsequent to the balance sheet date for expenses which are not capitalizable, as further discussed in (AA) below	$(210)
Elimination of Denali’s historical retained earnings	11,142

Total	$10,932

(L)

Reflects the expected gross proceeds of $20.0 million from the private placement of 1,250,000 shares of New Semnur Common Stock, par value $0.0001 per share, at $16.00 per share pursuant to the PIPE SPA. The issuance of such shares would also increase the par value of New Semnur Common Stock. However, the impact on the par value is less than $1,000 and is not shown separately.

(M)

Reflects the impact to additional paid-in capital and cash after final redemption of 30,110 public shares subsequent to the balance sheet date, which would also reduce the par value of New Semnur Common Stock. However, the impact on the par value is less than $1,000 and is not shown separately.

Note 4 — Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2025 and the year ended December 31, 2024

(AA) Represents adjustments to general and administrative expenses as follows:

(In thousands)	For the six months ended June 30, 2025	For the year ended December 31, 2024
Represents Semnur expenses not eligible for capitalization(1)	$—	$210
New compensation arrangements with executives(2)	69,744	278,480
Advisor Fees(3)	—	305,000

Total	$69,744	$583,690

(1)

Represents estimated transaction costs incurred subsequent to the balance sheet date which do not qualify to be capitalized as a result of not being incremental and directly attributable to the Business Combination. The costs which are not capitalizable are primarily related to certain services provided by Scilex employees on behalf of Semnur in connection with the Business Combination as well as certain accounting advisory and audit fees incurred in preparation of Semnur’s annual audited financial statements and interim unaudited financial statements. Semnur’s other estimated Business Combination costs, including costs relating to certain legal and other advisory services, were deemed to be incremental and directly related to the Business Combination and are reflected as equity issuance costs, reducing New Semnur’s additional paid-in capital balances.

(2)

Represents compensation expense associated with certain options to purchase Legacy Semnur Common Stock which were granted on August 30, 2024 and were exchanged into options to purchase New Semnur Common Stock pursuant to the terms of the Merger Agreement (given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting). The awards vest monthly over a 4-year term. The unaudited pro forma condensed combined statement of operations reflects the expense recognized subsequent to such approval. As a result of the options containing an “other” exercisability condition, the expense for the options is recognized on a tranche-by-tranche basis with the expense attributable to each tranche recognized over the time-based vesting period of such tranche in these pro forma financial statements. The exercisability of the options is also contingent on Scilex’s repayment of certain indebtedness owed by Scilex. Because such exercise contingency is not a service, a performance or a market condition, the options are initially expected to be liability-classified awards and subject to be remeasured at fair value in subsequent periods pursuant to guidance in ASC Topic 718. Once the exercise condition relating to repayment of certain Scilex indebtedness owed by Scilex is met, the options are expected to be classified from liability-classified awards to equity-classified awards as the exercisability of the options is no longer contingent on achievement of this condition. The expense reflected in the unaudited pro forma condensed combined statement of operations is based on the assumed fair value of the options as if the Business Combination had occurred on January 1, 2024 and the awards were measured at fair value on such date. The fair value of the options was measured using the Black-Scholes option pricing model. The fair value measurement assumes that the per share fair value of New Semnur Common Stock is $10.00 and incorporates certain other assumptions, such as the volatility of the underlying shares and the expected term of the options. The expense to be recognized by New Semnur will depend on various factors, including the fair value of the New Semnur Common Stock and volatility thereof. Additionally, the timing of when the exercise contingency relating to payment of certain Scilex indebtedness is met may impact the amount of share-based compensation expense for these options because the awards would not be subject to be remeasured at fair value once the awards are classified in equity. Because management cannot predict these factors and the impact of such factors on the share-based compensation expense, the share-based compensation expense reflected in these pro formas assumes that the fair value of the options is unchanged from the assumptions described above. The preliminary estimated share-based compensation expense reflected in these unaudited pro forma condensed combined financial statements is presented for illustrative purposes and does not purport to represent the actual stock-based compensation to be recognized by New Semnur.

(3)

Represents non-recurring compensation expense relating to the issuance of 24,400,000 shares of Legacy Semnur Common Stock to certain Semnur consultants and other service providers, which were converted into an aggregate of 30,500,000 shares of New Semnur Common Stock in connection with the Business Combination pursuant to the terms of the Merger Agreement. The foregoing shares issued to the consultants and other service providers are in respect of fees payable by Semnur for certain consulting and advisory services related to Semnur’s and its affiliates’ business, financing, and mergers and acquisitions opportunities. Additionally, the expense reflected above assumes that the fair value of the New Semnur Common Stock issued to the advisors is $10.00 and assumed to be recognized during the year ended December 31, 2024 as if the Business Combination had occurred on January 1, 2024. The expense related to the Consultant Shares will not have a continuing impact on the operations of New Semnur.

(AB) Reflects the reversal of interest expense on Denali’s Notes Payable which was settled as part of the Business Combination.

(AC) Reflects the elimination of Income on Investments in Trust Account.

Note 5 — Net Income (Loss) per Share

Net income (loss) per share is calculated based on the weighted average of New Semnur Common Stock outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025 for the six months ended June 30, 2025, and as of January 1, 2024 for the year ended December 31, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The unaudited pro forma condensed combined financial information has been prepared using the actual redemptions at Closing related to New Semnur Common Stock for the six months ended June 30, 2025 and the year ended December 31, 2024 (in thousands, except number of shares and per share amounts):

Six Months Ended June 30, 2025
Pro Forma Combined
Pro forma net loss (in thousands)	$(73,401)
Weighted average shares outstanding – basic and diluted (thousands)(1)(2)	234,991
Net loss per share – basic and diluted	$(0.31)

Year Ended December 31, 2024
Pro Forma Combined
Pro forma net loss (in thousands)	$(592,636)
Weighted average shares outstanding – basic and diluted (thousands)(1)(2)	234,991
Net loss per share – basic and diluted	$(2.52)

(1)

The diluted Earnings Per Share (“EPS”) calculation excludes the potential dilutive effect of the following securities because it is unknown whether such securities will ever be exercised for shares of New Semnur Common Stock: (a) 8,760,000 New Semnur Warrants outstanding and (b) 50,000,000 options to acquire shares of New Semnur Common Stock issued to Semnur option holders in connection with the Business Combination (given that the Option Exchange Proposal was approved by the Denali shareholders at the Denali Shareholder Meeting). Similarly, 5,423,606 shares of New Semnur Series A Preferred Stock issued to Scilex in connection with the Business Combination are also excluded because such shares are not convertible into shares of New Semnur Common Stock.

(2)

The shares of New Semnur Series A Preferred Stock are considered participating securities. Thus, the two-class method is required in determining basic EPS. However, given the holders of New Semnur Series A Preferred Stock are not contractually obligated to share in the losses of New Semnur, the two-class method and subsequent allocation of loss will not be used when New Semnur is in a net loss position. Thus, and as no dividends or distributions have been declared, the shares of New Semnur Series A Preferred Stock have no impact to the calculations of basic EPS. Further, given the shares of New Semnur Series A Preferred Stock are not legally convertible into shares of New Semnur Common Stock, there will be no incremental changes to the dilutive EPS calculation.